UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

           Date of Report (Ddate of earliest reported): February 20, 2002
                                                        _________________


                               Sense Technologies Inc.
              ____________________________________________________
             (Exact name of registrant as specified in its charter)


    B.C. Canada                          82-2978              90010141
____________________________           ____________         ________________
(State or other jurisdiction           (Commission          (IRS Employer
   of incorporation)                   File Number)         Identification No.)


14441 DuPont Court, Suite 103, Omaha, NE                        68144
________________________________________                     ____________
(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code  (402) 697-3900
                                                    _______________


                                     None
         _____________________________________________________________
         (Former name or former address, if changed since last report)

Item 5.  Other Events and Regulation FD Disclosure.

On February 13, 2002, NASDAQ, on which the Company lists its common stock for trading in The Nasdaq SmallCap Market, under the symbol SNSG, notified the Company that it has a deficiency in that it does not comply with the shareholder approval requirement, as set forth in Nasdaq Marketplace Rule 4350(i).

Pursuant to a press release dated January 28, 2002, the Company announced that it had received $1 million in equity financing from a group of investors that included members of the Company's Board of Directors among others. The securities issued to Company Directors and managers as well as others in this private placement were issued at a discount to the market price of the Company's common stock. In this arrangement, whereby officers and directors among others were issued stock at a discount and received more than 25,000 shares, Nasdaq requires shareholder approval pursuant to Marketplace Rule 4350(i)(1)(A). The Company will address this deficiency at the hearing that is scheduled for February 21, 2002 at 3:00 p.m.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  Sense Technologies Inc.
                                                  _________________________
                                                       (Registrant)


                                                   /s/Mark Johnson
                                                      Mark Johnson/President
                                                   _________________________
                                                         (Signature)*

Date:    February 20, 2002

*Print name and title of the signing officer under his signature.